EXHIBIT 16




                  [Letterhard of Buttke, Bersch and Wanzek, PC]


SEPTEMBER 9, 2003









SECURITIES AND EXCHANGE COMMISSION
450 WEST FIFTH STREET, N.W.
WASHINGTON, D.C. 20549

GENTLEMEN:

WE HAVE READ ITEM 4 OF MERA PHARMACEUTICALS FORM 8-K DATED SEPTEMBER 2, 2003, AND ARE IN AGREEMENT WITH THE STATEMENTS CONTAINED IN THEREIN REGARDING OUR TERMINATION AS AUDITORS.


BUTTKE BERSCH & WANZEK, P.C.






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